                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement           [ ] Confidential, For use of the
                                              Commission Only (as permitted
                                              by Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               USDATA CORPORATION
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1)  Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    (2)  Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    (4)  Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------
    (5)  Total fee paid


       ----------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                                     USDATA

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD TUESDAY, JUNE 24, 1997


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of USDATA Corporation (the "Company") will be held at the offices of Safeguard Scientifics, Inc., 800 The Safeguard Building, 435 Devon Park Drive, Wayne, PA 19087 on Tuesday, June 24, 1997 at 11:00 a.m., local time, for the following purposes:

          1.   To elect six directors;

          2. To consider and vote on a proposal to amend the 1994 Equity Compensation Plan; and

          3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on May 16, 1997 as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.

                                         By order of the Board of Directors,


                                         Bill E. Newell
                                         President and Chief Executive Officer



2435 North Central Expressway
Richardson, TX 75080
May 28, 1997

                               USDATA CORPORATION
                          2435 North Central Expressway
                              Richardson, TX 75080


                                 PROXY STATEMENT


         This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors (the "Board") of USDATA Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on June 24, 1997 (such meeting and any adjournment or adjournments thereof referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. The Company intends to mail this Proxy Statement and related form of Proxy to stockholders on or about May 28, 1997.

Voting Securities

         Only the holders of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company of record at the close of business on May 16, 1997 (the "Shares") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 11,106,529 Shares outstanding and entitled to be voted at the Annual Meeting. It is the intention of the persons named in the Proxy to vote as instructed by the stockholders or, if no instructions are given, to vote as recommended by the Board. Each stockholder has one vote per Share on all business of the Annual Meeting.

         The six nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted will be elected as directors. The approval of the proposal to amend the Company's 1994 Equity Compensation Plan requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy, and voting on such proposed amendment. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Revocability of Proxy

         Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

         The solicitation of this Proxy is made by the Company. The cost of soliciting Proxies on behalf of the Company, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies on behalf of the Company in person or by telephone.

Stockholder Proposals for 1998 Annual Meeting

         Stockholders intending to present proposals at the next Annual Meeting of Stockholders to be held in 1998 must notify the Company of the proposal no later than January 28, 1998.

Securities Ownership of Certain Beneficial Owners and Management

         The following table sets forth, as of May 16, 1997, the Company's Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Shares, the Company's only class of equity securities outstanding. The table also shows the number of Shares owned beneficially by each director, by each named executive officer, and by all executive officers and directors as a group:

                                                 Number of Shares    Percent of
                                                    Owned (1)           Class
                                                 ----------------    ----------
Safeguard Scientifics, Inc.(2)
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA  19087.............................    2,962,011          25.1%
Technology Leaders I(3)
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA 19087..............................    1,654,356          14.9%
Technology Leaders II(4)
   800 The Safeguard Building
   435 Devon Park Drive
   Wayne, PA 19087..............................    1,654,356          14.9%
Bob B. Midyett(5)
   2211 Sutton Place
   Richardson, TX 75080.........................    1,389,572          12.3%
Arthur R. Spector(6)............................       85,082          *
William G. Moore, Jr.(5)........................       57,100          *
Gary J. Anderson, M.D. (7)......................       12,148          *
James W. Dixon(5)...............................        9,950          *
Max D. Hopper(5)................................        7,500          *
Jack L. Messman(8)..............................       76,725          *
Charles A. Root(9)..............................       62,229          *
Mark S. Grefer(5)...............................       37,725          *
John Keenan.....................................       25,000          *
H. Kenneth Whitaker(5)..........................       58,412          *
Executive officers and directors as a group
  (11 persons)(10)..............................      431,871           3.8%

---------

*    Less than 1% of the outstanding Common Stock

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the Shares (except for Shares held jointly with spouse).

(2) Safeguard Scientifics (Delaware), Inc. ("Safeguard Delaware"), a wholly owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"), is the record owner of the Shares set forth above. Consequently, such Shares are beneficially owned by Safeguard. Includes 698,238 Shares that may be acquired pursuant to currently exercisable warrants held by Safeguard Delaware. All of the Shares beneficially owned by Safeguard have been pledged by Safeguard as collateral under its bank line of credit. Does not include 1,654,356 Shares beneficially owned by each of Technology Leaders I and Technology Leaders II, venture capital partnerships in which Safeguard has a beneficial interest. Safeguard disclaims beneficial ownership of the Shares beneficially owned by each of Technology Leaders I and Technology Leaders II.

(3) Technology Leaders I consists of Technology Leaders L.P. and Technology Leaders Offshore C.V. Technology Leaders Management L.P., the sole general partner of Technology Leaders L.P. and the co-general partner of Technology Leaders Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the Shares owned by such entities. Of the 1,654,356 Shares owned by Technology Leaders I, 772,418 Shares are owned by Technology Leaders L.P. and 881,938 Shares are owned by Technology Leaders Offshore C.V. Technology Leaders L.P., Technology Leaders Offshore C.V., Technology Leaders Management L.P., Technology Leaders II L.P., Technology Leaders II Offshore C.V. and Technology Leaders II Management L.P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Technology Leaders I disclaims beneficial ownership of the Shares beneficially owned by Technology Leaders II.

(4) Technology Leaders II consists of Technology Leaders II L.P. and Technology Leaders II Offshore C.V. Technology Leaders II Management L.P., the sole general partner of Technology Leaders II L.P. and the co-general partner of Technology Leaders II Offshore C.V., exercises, through its executive committee, sole investment and voting power with respect to the Shares owned by such entities. Of the 1,654,356 Shares owned by Technology Leaders II, 921,972 Shares are owned by Technology Leaders II L.P. and 732,384 Shares are owned by Technology Leaders II Offshore C.V. Technology Leaders L.P., Technology Leaders Offshore C.V., Technology Leaders Management L.P., Technology Leaders II L.P., Technology Leaders II Offshore C.V. and Technology Leaders II Management L.P. are members of a group for purposes of Sections 13(d) and 13(g) of the Securities Exchange Act of 1934. Technology Leaders II disclaims beneficial ownership of the Shares beneficially owned by Technology Leaders I.

(5) Includes for Messrs. Midyett, Moore, Dixon, Hopper, Grefer and Whitaker, 152,460 Shares, 57,000 Shares, 7,500 Shares, 7,500 Shares, 37,500 Shares
     and 58,412 Shares, respectively, that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by July 14, 1997.

(6) Includes 7,500 Shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by July 14, 1997, and 77,582 Shares that may be acquired pursuant to currently exercisable warrants.

(7) Excludes 1,654,356 Shares beneficially owned by Technology Leaders I and 1,654,356 Shares beneficially owned by Technology Leaders II, of which Dr. Anderson disclaims beneficial ownership.

(8) Includes 7,500 Shares that may be acquired upon exercise of stock options that are currently exercisable or that will become exercisable by July 14, 1997, 6,620 Shares held in trust for Mr. Messman's daughter, and 6,620 Shares held in trust for Mr. Messman's son. Mr. Messman disclaims beneficial ownership of the securities held in trust for his children.

(9) Does not include 2,962,011 Shares beneficially owned by Safeguard. Mr. Root currently serves as Executive Vice President of Safeguard. Mr. Root disclaims beneficial ownership of such Shares.

(10) Includes 189,912 Shares that may be acquired pursuant to stock options that are currently exercisable or that will become exercisable by July 14, 1997, and 77,582 Shares that may be acquired pursuant to currently exercisable warrants.

                            I. ELECTION OF DIRECTORS

         It is intended that the persons named as proxies for this Annual Meeting will vote in favor of the election of the following nominees as directors of the Company to hold office until the Annual Meeting of Stockholders in 1998 and until their successors are elected and have qualified. All of the nominees are presently serving as directors of the Company. Proxies may not be voted for more than six directors. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board may recommend, unless the Board reduces the number of directors to be elected.

         The Board unanimously recommends that stockholders vote FOR the election of the nominees set forth in this Proposal. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards. The six nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.

                                Principal Occupation and Business                      Has Been a
          Name                  Experience During Last Five Years                   Director Since        Age
          ----                  ---------------------------------                   --------------        ---

Arthur R. Spector               Managing Director, TL Ventures LLC,
                                a venture capital management
                                company(1)(2)(3)(4)                                     1994               56
Gary J. Anderson, M.D.          Managing Director, TL Ventures LLC,
                                a venture capital management company(3)                 1994               57
James W. Dixon                  President and Chief Executive Officer,
                                Information Technology Consulting, Inc.,
                                an information systems consulting and
                                staffing company(3)(6)                                  1994               50
Max D. Hopper                   Principal and Chief Executive Officer,
                                Max D. Hopper Associates, an information
                                systems consulting firm(2)(7)                           1995               62
Jack L. Messman                 Chairman and Chief Executive Officer,
                                Union Pacific Resources Group Inc., an
                                energy company (2)(3)(8)                                1994               57
Charles A. Root                 Executive Vice President, Safeguard
                                Scientifics, Inc., a strategic information
                                systems company(1)(9)                                   1994               64

---------

(1)  Member of the Executive Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Audit Committee.

(4) Mr. Spector has been Chairman of the Board and a Director of the Company since November 1994. Since January 1997, Mr. Spector has been a managing director of TL Ventures LLC, a venture capital management company organized to manage day-to-day operations of TL Ventures III L.P. and TL Ventures III Offshore L.P., which are recently organized venture capital partnerships investing in tandem. From January 1995 through December 1996, Mr. Spector served as Director of Acquisitions of Safeguard Scientifics, Inc. Mr. Spector also serves as Chairman of the Board of HDS Network Systems Inc., a manufacturer of network computers and a provider of desktop computing services. From July 1992 until May 1995, Mr. Spector served as Vice Chairman and Secretary of Casino & Credit Services, Inc. From October 1991 to December 1994, Mr. Spector was Chief Executive Officer and a director of Perpetual Capital Corporation, a merchant banking organization.

(5) Dr. Anderson has served as a managing director since 1991 and a general partner since 1995 of Technology Leaders Management L.P., as a managing director and a general partner of Technology Leaders II Management L.P. since 1994, and as a managing director of TL Ventures LLC since 1996. Dr. Anderson also served as Executive Vice President, Fund Management of Safeguard Scientifics, Inc. from November 1993 to December 1994.

(6) Prior to joining Information Technology Consulting, Inc. in September 1996, Mr. Dixon served as Chairman and Chief Executive Officer of ClientLink, Inc., a software development company, from March 1996 until August 1996. From June 1988 through February 1996, Mr. Dixon was an officer of CompuCom Systems, Inc., most recently serving as Chairman of the Board. Mr. Dixon is a director of Fisher Restaurant Systems, Inc.

(7) From December 1985 until January 1995, Mr. Hopper served as Senior Vice President, Information Systems, of American Airlines, Inc. Mr. Hopper also served as Chairman of The SABRE Group, the airline reservation system unit of American Airlines, from April 1993 until January 1995. Mr. Hopper serves as a director of The Gartner Group, Inc., Gupta Corporation, VTEL Corporation, CLR, Inc., SCOPUS Technology, Inc., BBN Corporation, Worldtalk Corporation, MCC Corporation and Matthews Communications.

(8) Mr. Messman is a director of Cambridge Technology Partners (Massachusetts), Inc., Novell, Inc., Safeguard Scientifics, Inc., Tandy Corp. and Union Pacific Resources Group Inc.

(9) Mr. Root is Chairman of the Board of Coherent Communications Systems Corporation, CompuCom Systems, Inc. and Tangram Enterprise Solutions, Inc.

Directors' Compensation

         Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. Directors are reimbursed for travel expenses incurred in connection with attendance at meetings or other Company business, but directors are not compensated for their services as directors.

Directors' Stock Options

         Directors who are not employees of the Company and its subsidiaries or Safeguard and its wholly owned subsidiaries ("Eligible Directors") participate in the 1994 Equity Compensation Plan ("1994 Plan"). Pursuant to the terms of the 1994 Plan, each Eligible Director received an option to purchase 15,000 shares of the Company's Common Stock on the date of the adoption of the amendment to the 1994 Plan establishing formula grants to Eligible Directors. Thereafter, each new Eligible Director will receive an option to purchase 15,000 shares of Common Stock upon his or her initial election to the Board, and each Eligible Director will receive a grant to purchase 3,000 shares of Common Stock on the second anniversary of his or her election and following every two years' service thereafter. The Board of Directors has approved an amendment to the 1994 Plan which would remove the formula grant feature. The exercise price of each option is equal to the fair market value of the shares on the date of grant. Each option has a term of eight years and vests in 25% installments on each of the first through fourth anniversaries of the date of grant. The maximum number of shares of Common Stock subject to options granted to an Eligible Director under the 1994 Plan cannot exceed 25,000 shares. On November 8, 1996, Mr. Spector received an option to purchase 3,000 shares of Common Stock at an exercise price of $6.50 per share, and on December 2, 1996, each of Messrs. Dixon and Messman received an option to purchase 3,000 shares of Common Stock at an exercise price of $6.875 per share.

Committees and Meetings of the Board of Directors

         The Board held four meetings in 1996. The Company's Board has appointed standing Compensation, Executive, and Audit Committees. The Compensation Committee reviews and recommends the compensation arrangements for senior management of the Company, including salaries, bonuses and grants of options to purchase shares of Common Stock under the Company's stock option and equity compensation plans. The Compensation Committee met four times during 1996. The Executive Committee, which did not meet during 1996, has the authority to approve transactions on behalf of the Company that do not exceed $1 million in the aggregate, except where such functions are required by law to be approved by the full Board of Directors. The Audit Committee recommends the firm to be appointed as independent certified public accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent certified public accountants, reviews with management and the independent certified public accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent certified public accountants. The Audit Committee met twice during 1996. All of the directors attended at least 75% of the total number of Board and Committee meetings of which they were members during the period in which they served as a director, except Mr. Messman, who attended 50% of the meetings.


                   REPORT OF THE BOARD COMPENSATION COMMITTEE

         The Compensation Committee of the Board (the "Compensation Committee") reviews and approves compensation levels recommended by management, including incentive compensation, for the executives of the Company, and administers the Company's stock option plans. Messrs. Spector, Hopper and Messman currently constitute the Compensation Committee.

Executive Compensation Policies

         The Company is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in the Company, and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company. The Company has structured its executive compensation program to support the strategic goals and objectives of the Company.

         Base compensation levels and benefits are initially established for new executives on the basis of subjective factors, with reference to the experience and achievements of the individual and the level of responsibility to be assumed in the Company. Annual increases are determined subjectively based on the achievement of financial and strategic objectives, levels of individual responsibility and performance, and general levels of inflation. Annual cash bonuses are intended to create an incentive for executives who significantly contribute to and influence the Company's strategic plans and are responsible for the Company's performance. The aims are to focus executives' attention on areas such as profitability and asset management, to encourage teamwork and to tie executive pay to corporate performance goals which are consistent with the long-term goals of stockholders and other investors. Bonuses are awarded based on the achievement of annual financial and strategic goals approved by the Compensation Committee at the beginning of each year. These goals may include a target range of pretax earnings, earnings per share, return on equity, or other objective measurement consistent with long-term stockholder goals. The Compensation Committee approves a target range for specific financial and/or strategic goals and a range of potential bonus amounts for each executive, stated as a percentage of base salary. Ranges of potential bonuses are determined based upon the executive's ability to affect the Company's performance. Actual bonuses are awarded following the year-end based on the actual achievement level of the specified corporate goals compared to the target range of achievement. For fiscal 1996, the Compensation Committee determined that bonuses would be awarded based primarily upon the achievement of certain strategic objectives and upon a target range for revenue growth and pretax earnings, with the ability to adjust the payout among the participants based on individual performance.

         Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's stockholders and other investors and to encourage executives and key employees to remain in the Company's employ. Grants are not made in every year, but are awarded subjectively based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions to the achievement of the Company's financial and strategic objectives as defined in the Company's annual plan, and the Company's achievement of its financial and strategic objectives, which may include the goals described above as well as developing strategic alliances, identifying and exploiting markets, expanding existing market share and penetration, expanding operating capabilities and improving net operating margins and return on equity.

         The Compensation Committee is aware that Internal Revenue Code section 162(m) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to any of the individuals named in the Summary Compensation Table that is not "performance based" as defined in section 162(m). The Company believes that stock options granted under its 1994 Equity Compensation Plan meet the performance-based exception under section 162(m). The Compensation Committee believes that annual levels of executive compensation that are not performance based are not likely to exceed one million dollars in the foreseeable future, and the benefit to the Company of retaining the ability to exercise discretion under the Company's remaining incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the Company does not currently intend to seek to qualify any of its other incentive compensation plans under section 162(m).

CEO Compensation

         Mr. Moore's base compensation for 1996 was determined in 1995 based on the Company's performance in 1995. Mr. Moore was not awarded a bonus for 1996. This decision was based primarily on the Company's failure to meet bonus objectives discussed previously.

Other Executive Compensation

         The Compensation Committee did not award executive cash bonuses in 1996 due to the Company's failure to meet the bonus objectives discussed previously. During 1996, the Compensation Committee granted options under the Company's 1994 Plan to certain of its new executives and employees and to many of its current executives and employees. The relative number of options granted to executives and employees was based on each such individual's current responsibilities.

By the Compensation Committee:


Arthur R. Spector          Max D. Hopper             Jack L. Messman

Compensation Committee Interlocks and Insider Participation

         During 1996, the Compensation Committee consisted of Messrs. Spector, Hopper and Messman. Mr. Spector served as Chairman of the Board of the Company during that time.


                             EXECUTIVE COMPENSATION

Summary Compensation of Executive Officers

         The following table sets forth information concerning compensation paid during the last two calendar years to the Chief Executive Officer and each of the Company's other most highly compensated executive officers at December 31, 1996 (collectively, the "Named Officers").

                                               Summary Compensation Table

--------------------------------------------------------------------------------------------------------------------
                                                      Annual Compensation                 Long Term Compensation
                                           -------------------------------------------------------------------------
                                                                                                  Awards
                                                                                       -----------------------------
                                                                         Other Annual                Securities
                                                                           Compen-     Restricted    Underlying
  Name and Principal Position                                              sation($)      Stock       Options/
                                   Year    Salary ($)(1)    Bonus ($)        (2)        Award(s)($) (3)  SARS (#)
--------------------------------------------------------------------------------------------------------------------
William G. Moore, Jr., Former     1996     $    274,017   $     0             --            --             --
President and Chief Executive
Officer(4)                        1995          250,000   150,000             --            --           114,000
--------------------------------------------------------------------------------------------------------------------
Mark S. Grefer,                   1996     $    107,500   $     0             --            --             1,000
Senior Vice President of
Worldwide Sales (5)               1995           62,884    50,750             --            --            75,000
--------------------------------------------------------------------------------------------------------------------
John Keenan,                      1996     $    115,042   $     0             --            --             1,000
Former Vice President of
Worldwide Marketing(6)            1995           98,294    46,000             --            --            75,000
--------------------------------------------------------------------------------------------------------------------
H. Kenneth Whitaker, Senior       1996     $    160,813   $     0             --            --             1,000
Vice President of Product
Development                       1995          148,750    55,394             --            --           100,000
--------------------------------------------------------------------------------------------------------------------

(1) Amounts shown do not include amounts expended by the Company pursuant to plans (including group, disability, life, and health insurance) that do not discriminate in scope, terms or operation in favor of executive officers or directors and that are generally available to all salaried employees.

(2) Perquisites and other personal benefits for fiscal year 1996 did not exceed the lesser of $50,000 or 10% of any Named Officer's salary and bonus.

(3) Any dividends that become payable will be paid on restricted stock awards at the same rate as paid to all stockholders. At December 31, 1996, Mr. Moore held 273,910 shares of restricted stock, which were repurchased by the Company in 1997. See "Certain Relationships and Related Transactions."

(4) Mr. Moore resigned as President and Chief Executive Officer in March 1997. Bill E. Newell, a Vice President of Safeguard Scientifics, Inc., is currently serving as President and Chief Executive Officer of the Company.

(5) Mr. Grefer joined the Company in May 1995 and has been serving as an executive officer of the Company since January 1996.

(6) Mr. Keenan joined the Company in February 1995 and served as an executive officer of the Company from January 1996 until his resignation in February 1997.

Stock Options

         The following tables set forth information with respect to (i) individual grants of stock options during 1996 to each of the Named Officers,
(ii) options exercised during fiscal year 1996, and (iii) the number of unexercised options and the value of unexercised in-the-money options at December 31, 1996.

                      Option/SAR Grants in Last Fiscal Year

--------------------------------------------------------------------------------------------------------------------
                                                                                         Potential Realizable Value
                                                                                           at Assumed Annual Rates
                                                                                         of Stock Price Appreciation
                                                 Individual Grants                           For Option Term(1)
--------------------------------------------------------------------------------------------------------------------

                                               % of Total
                               Number of        Options/
                              Securities          SARs
                              Underlying       Granted to    Exercise or
                               Options/       Employees In    Base Price
                                 SARs         Fiscal Year     ($/Sh)(3)     Expiration        5%            10%
            Name            Granted (#)(2)                                     Date          ($)            ($)
--------------------------------------------------------------------------------------------------------------------
   William G. Moore, Jr.              0            --            --             --            --            --
--------------------------------------------------------------------------------------------------------------------
   Mark S. Grefer                 1,000           0.5%           $7.50     10/22/04         3,581          8,577
--------------------------------------------------------------------------------------------------------------------
   John Keenan                    1,000           0.5%           $7.50     10/22/04         3,581          8,577
--------------------------------------------------------------------------------------------------------------------
   H. Kenneth Whitaker            1,000           0.5%           $7.50     10/22/04         3,581          8,577
--------------------------------------------------------------------------------------------------------------------

(1) The potential realizable values are based on an assumption that the stock price of the shares of Common Stock of the Company appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, nontransferability or vesting over periods of up to four years. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth of the shares of Common Stock of the Company.

(2) Each option vests 25% each year commencing on the first anniversary of the grant date, has an eight-year term and continues vesting and remains exercisable so long as employment with the Company or one of its subsidiaries continues. The option exercise price may be paid in cash or by
     (i) delivery of previously acquired shares or (ii) same day sales, i.e. cashless broker's exercises.

(3) All options have an exercise price at least equal to the fair market value on the date of grant of the shares subject to each option.


                                Aggregated Option/SAR Exercises in Last Fiscal Year
                                       and Fiscal Year-End Option/SAR Values
--------------------------------------------------------------------------------------------------------------------

                                                             Number of Securities
                                                            Underlying Unexercised          Value of Unexercised
                               Shares                            Options/SARs               In-the-Money Options/
                             Acquired On      Value         at Fiscal Year-End (#)      SARs at Fiscal Year-End($)(1)
           Name             Exercise (#)   Realized ($)  Exercisable  Unexercisable     Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------
William G. Moore, Jr.                 0         --          57,000      57,000         $     121,125   $    121,125
--------------------------------------------------------------------------------------------------------------------
Mark S. Grefer                        0         --          18,750      57,250                11,719         35,156
--------------------------------------------------------------------------------------------------------------------
John Keenan                       5,000      $ 12,500       13,750      57,250                29,219        119,531
--------------------------------------------------------------------------------------------------------------------
H. Kenneth Whitaker               5,500      $ 94,225       33,412      76,000                79,413        159,375
--------------------------------------------------------------------------------------------------------------------

(1) The value of unexercised in-the-money options is calculated based upon (i) the fair market value per share of the stock at December 31, 1996, less the option exercise price, multiplied by (ii) the number of shares subject to an option. On December 31, 1996, the fair market value of a share of the Company's common stock was $5.625. This table is presented solely for the purpose of complying with the rules of the Securities and Exchange Commission and does not necessarily reflect the amounts optionees will actually receive upon the sale of any shares acquired upon the exercise of the options.

                             STOCK PERFORMANCE GRAPH

         The following chart compares the cumulative total stockholder return on the Company's Common Stock for the period beginning with the commencement of the Company's initial public offering on June 16, 1995 through December 31, 1996 with the cumulative total return on the Nasdaq Index and the cumulative total return for a peer group index for the same period. The peer group consists of SIC Code 737--Computer Programming and Data Processing Services. The comparison assumes that $100 was invested on June 16, 1995 in the Company's Common Stock and in each of the comparison indices, and assumes reinvestment of dividends. The Company has historically reinvested earnings in the growth of its business and has not paid cash dividends on its Common Stock.

     300|------------------------------------------------------------------|
        |                               *                                  |
        |                                                                  |
     250|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
     200|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
     150|----------------------------------------------------------------&#|
        |                                                                  |
        |                                                           *      |
     100|*&#-----------------------------&#--------------------------------|
        |                                                                  |
        |                                                                  |
      50|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
       0|----|---------------------------|-------------------------|-------|
          Jun-95                      Dec-95                     Dec-96


               *=USDATA           &=Nasdaq           #=Peer Group



                                  Jun-95          Dec-95        Dec-96
                         ----------------------------------------------
USDATA                         100             290            113
Nasdaq                         100             113            139
Peer Group                     100             118            144

                              CERTAIN TRANSACTIONS

         The Company and Safeguard are parties to an Administrative Services Agreement pursuant to which Safeguard provides the Company with administrative support services for a monthly fee of $30,000. The administrative support services include consultation regarding the Company's general management, investor relations, financial management, certain legal services, insurance programs administration, audit administration and tax research and planning. The annual administrative services fee does not cover extraordinary services provided by Safeguard to the Company or services that are contracted out. The initial term of the agreement expired on December 31, 1996, and has been extended until December 31, 1997, with annual renewals thereafter by mutual agreement between the parties. The Company expensed $360,000 during 1996 for these services.

         During 1995, Safeguard and the Company entered into an agreement whereby the Company would lend to Safeguard its excess cash and receive a negotiated interest rate which was higher than the rate the Company might realize by independently investing the funds, but which was less than Safeguard's cost of funds. Safeguard borrowings under this arrangement accrued interest at the prime rate of interest less one percent. The principal and unpaid interest on these borrowings are payable within five business days of demand by the Company, and accrued interest on this note is payable on a monthly basis. The highest principal balance of these borrowings since January 1, 1995 was $7 million, and at December 31, 1995, the principal balance and accrued, unpaid interest on this note were $7 million and $40,326, respectively. The outstanding principal and unpaid interest on the note were paid in full in March 1996. Mr. Root, a director of the Company, currently serves as Executive Vice President of Safeguard.

         In connection with the purchase of 273,910 shares of Common Stock (the "Restricted Stock") on February 20, 1995 at a purchase price of $3.50 per share, William G. Moore, Jr., the former President and Chief Executive Officer of the Company, borrowed $958,685 from the Company evidenced by a note (the "Note") bearing interest at the rate of 7.75% per annum. Mr. Moore resigned as an officer and director of the Company on March 10, 1997. Pursuant to the terms of a Severance Agreement, Mr. Moore will be employed by the Company as a consultant until December 31, 1997 at his current salary level of $275,000. In addition, the Company has repurchased all of the Restricted Stock in exchange for the cancellation of all outstanding principal and accrued interest under the Note, which totaled $958,685 and $161,539, respectively, as of March 10, 1997.

         On November 8, 1994, Safeguard and certain other investors acquired 6,198,808 shares of Common Stock from the Company's then majority shareholders for an aggregate purchase price of approximately $18 million. In connection therewith, the Company granted to Safeguard a warrant to purchase 698,238 shares of Common Stock and to Arthur R. Spector, the Chairman of the Board of the Company, a warrant to purchase 77,582 shares of Common Stock. Each warrant is currently exercisable at an exercise price of $3.02 per share.

         The Company and Bob B. Midyett, Jr. are parties to an Employment Agreement under which Mr. Midyett initially served as Chief Executive Officer and now serves as Senior Advisor to the Company. The Employment Agreement has an initial term of three years, commencing November 8, 1994. Pursuant to the Employment Agreement, Mr. Midyett receives annual compensation of $360,000 and reimbursement of certain expenses. For as long as he owns at least 5% of the outstanding Common Stock of the Company, Mr. Midyett is entitled to serve on the Board of Directors of the Company.

       II. PROPOSAL TO AMEND THE COMPANY'S 1994 EQUITY COMPENSATION PLAN

         The Board believes that the following proposal to adopt a resolution providing for an amendment to the Company's 1994 Equity Compensation Plan is in the best interests of the Company and its stockholders and unanimously recommends a vote FOR approval of this proposal. Proxies received by the Board will be so voted unless stockholders specify otherwise on their Proxy cards.

Background and Proposed Amendment

         At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's 1994 Equity Compensation Plan which was adopted by the Board in March 1997, subject to stockholder approval. The 1994 Equity Compensation Plan, as proposed to be amended, is hereinafter referred to as the "1994 Plan."

         The proposed amendment to the 1994 Plan authorizes an increase in the number of shares of Common Stock which may be issued upon exercise of options granted or to be granted under the 1994 Plan by 500,000 shares of Common Stock, from 1,500,000 to 2,000,000 shares of Common Stock in the aggregate.

         Prior to adoption of the amendment to the 1994 Plan, only 284,215 shares remained available for issuance. As a result of recent management changes, the Company anticipates adding several key members to its management team in the near future. Additionally, competition for skilled employees in the software industry is intense, and the use of significant stock options for recruitment, retention and motivation of such personnel is widespread in the industry. The Board believes that the increase in the number of shares available for grant under the 1994 Plan will be critical to the Company's future success by enabling the Company to recruit and retain highly qualified key employees, motivate high levels of performance by its employees, and recognize employee contributions to the Company's success.

         We direct your attention to Appendix A of this Proxy Statement, incorporated herein by reference, which contains a description of the material features of the 1994 Plan.

Approval by Stockholders

         Approval of the adoption of the amendment to the 1994 Plan requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy, and voting on the 1994 Plan. If not so approved, then the aggregate number of shares of Common Stock that are subject to options granted under the 1994 Plan will not exceed 1,500,000 shares of Common Stock.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Since 1992, the Company has retained Price Waterhouse LLP as its independent public accountants, and it intends to retain Price Waterhouse LLP for the current year ending December 31, 1997.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from January 1, 1996 to December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except for a late Form 3 filed by each of Messrs. Grefer and Keenan.

                                  OTHER MATTERS

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

         The Company's Annual Report for 1996, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the stockholders but is not to be regarded as proxy solicitation material.


Dated:  May 28, 1997

                                   APPENDIX A
                          1994 EQUITY COMPENSATION PLAN

Purpose of the 1994 Plan

         The 1994 Plan was created to assist the Company in retaining and attracting key employees, officers and independent contractors who perform services for the Company or its subsidiaries and non-employee directors (collectively, the "Participants") by offering such Participants a proprietary interest in the Company.

Shares Subject to the 1994 Plan

         Subject to adjustment in certain circumstances as discussed below, the 1994 Plan authorizes the issuance of up to 2,000,000 shares of Common Stock. After giving effect to the increase in authorized shares, there will be 1,850,575 shares reserved for issuance under the 1994 Plan, of which 1,066,360 shares of Common Stock will be subject to outstanding options, and 784,215 shares will be available for issuance upon the exercise of options granted or to be granted under the 1994 Plan. If and to the extent options or stock appreciation rights granted under the 1994 Plan terminate, expire or are canceled without being exercised, or if a restricted stock award is forfeited, the shares subject to such option, stock appreciation right or award will again be available for purposes of the 1994 Plan. The closing price of the Company's Common Stock on the Nasdaq National Market on May 20, 1997 was $5.50 per share.

Administration of the 1994 Plan

         The 1994 Plan is administered by the Compensation Committee, which is currently composed of Messrs. Arthur R. Spector, Max D. Hopper and Jack L. Messman. The Compensation Committee currently satisfies the requirement of section 162(m) of the Code.

         The Compensation Committee is authorized to determine, from time to time, the persons to whom awards or grants will be made, and the term, exercise price, settlement terms, forfeiture provisions and other terms and conditions of each award or grant. The Compensation Committee has the power to establish and waive, in its discretion, vesting provisions for awards or grants.

Eligibility for Participation and Grants

         Employees (including employees who are also officers or directors), non-employee directors and eligible independent contractors of the Company or of any subsidiary are eligible to receive grants under the 1994 Plan. As of May 20, 1997, there were 3 executive officers, 5 directors and approximately 170 employees considered eligible to participate in the 1994 Plan, and there were no eligible independent contractors.

         Grants under the 1994 Plan may consist of incentive stock options, non-qualified stock options, restricted stock awards and stock appreciation rights (hereinafter collectively referred to as "Grants"). All Grants are subject to the terms and conditions set forth in the 1994 Plan and to those other terms and conditions consistent with the 1994 Plan as the Compensation Committee deems appropriate and as are specified in writing by the Compensation Committee. During the term of the 1994 Plan, no Participant may receive Grants in the aggregate for more than 500,000 shares of Common Stock.

Granting of Options

         The Compensation Committee may grant options qualifying as incentive stock options ("ISOs") within the meaning of section 422 of the Code to Participants who are employees of the Company and/or other stock options ("NQSOs") to any Participant. Such grants are made in accordance with the terms and conditions set forth in the 1994 Plan and grants to officers and other employees may be made in any combination of ISOs or NQSOs (hereinafter referred to collectively as "Stock Options").

         The exercise price of Common Stock subject to Stock Options is determined by the Compensation Committee at the time of grant, provided, however, that the exercise price per share for an ISO may not be less than 100% of the fair market value of the Common Stock at the time of grant. Further, an ISO granted to a Participant who owns stock having more than 10% of the voting power of the Company or its subsidiaries must have an exercise price of not less than 110% of the fair market value of the Common Stock on the date of grant. The 1994 Plan provides that the aggregate fair market value (determined as of the time an ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year, under the 1994 Plan and any other ISO plan of the Company or any parent or subsidiary of the Company, cannot exceed $100,000.

         The term of any Stock Option granted under the 1994 Plan may not exceed ten years from the date of the Grant. An ISO granted to a Participant who owns stock having more than 10% of the voting power of the Company or its subsidiaries shall have an exercise period not greater than five years. Stock Options will become exercisable in such installments and on such dates as the Compensation Committee may specify. Unless otherwise determined by the Compensation Committee at the time of grant, any Stock Option held by an individual who dies while employed by the Company or any subsidiary, or whose employment with the Company and all subsidiaries is terminated for any reason, prior to the expiration date of such option, will generally remain exercisable by the former employee or his personal representative, to the extent such Stock Option was vested and exercisable on the date of death or termination of employment, for a period of one year in the event of an individual's death or disability or for a period of three months following an employee's termination of employment for any other reason. However, in the event of termination of employment for cause, the Compensation Committee, in its discretion, may terminate all Stock Options held by the Participant at the date of termination and may require the Participant to forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates upon refund by the Company of the exercise price paid by the Participant for such shares.

         Stock Options are generally not transferable, except at death, provided, however, that the Compensation Committee, in its discretion, may permit the transfer of NQSOs pursuant to a domestic relations order or to family members or other persons or entities on such terms as the Compensation Committee may determine.

         The exercise price is payable in cash, by delivering shares of Common Stock already owned by the Participant and having a fair market value on the date of exercise equal to the exercise price, or with a combination of cash and shares. Shares of Common Stock previously acquired by a Participant which are tendered in payment of the exercise price may be subject to certain holding periods and other requirements as set forth in the 1994 Plan. The Company also may accept such other method of payment as the Compensation Committee may approve, including a "cashless exercise" of a Stock Option, which may be effected by a Participant by delivering a properly executed notice of exercise of the Stock Option to the Company and a securities broker, with irrevocable instructions to the securities broker promptly to deliver to the Company the amount of sale proceeds necessary to pay the exercise price of the Stock

Option. Shares of Common Stock may not be issued or transferred upon exercise of the Stock Option until the exercise price is paid and the withholding obligation, if any, is fully satisfied.

         At the time of grant, the Compensation Committee may authorize a Grant of Replacement Options in the event of a stock-for-stock swap method of exercise. The Replacement Option may cover such number of shares as the Compensation Committee may determine, up to a maximum number of shares equal to the difference between the number of shares of the original Stock Option exercised and the net shares received by the Participant upon exercise. The per share exercise price of the Replacement Option shall be equal to the then current fair market value of a share of stock and shall have a term extending to the expiration date of the original Stock Option.

         The Compensation Committee also may reserve the right to cash-out an option (as of the date the Participant delivers a notice of exercise) by paying an amount of cash or Common Stock equal to the excess of the fair market value of one share of Common Stock over the exercise price multiplied by the number of shares for which the Stock Option is being exercised.

Restricted Stock Grants

         The Compensation Committee may award shares of Common Stock under a Grant (a "Restricted Stock Grant") pursuant to the 1994 Plan to Participants. Shares of Common Stock issued pursuant to a Restricted Stock Grant may be issued for consideration or for no consideration. If a Participant's employment or other service to the Company terminates during the period, if any, designated in writing by the Compensation Committee at the time of the Restricted Stock Grant during which the transfer of the shares is restricted (the "Restriction Period"), the Restricted Stock Grant terminates with respect to all shares covered by the Restricted Stock Grant as to which the restrictions on transfer have not lapsed. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies. All restrictions imposed under the Restricted Stock Grant lapse upon the expiration of the applicable Restriction Period. In addition, the Compensation Committee may determine as to any or all Restricted Stock Grants that all restrictions will lapse based on service, performance and/or such other factors or criteria as the Compensation Committee may determine, in its sole discretion. There are no Restricted Stock Grants outstanding as of May 20, 1997.

Stock Appreciation Rights

         The Compensation Committee may make a Grant of stock appreciation rights ("SARs") to any Participant in tandem with any Stock Option (except for NQSOs granted to non-employee directors) for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding. In the case of an ISO, SARs may be granted only at the time of the grant of the ISO. The number of SARs granted to a Participant that are exercisable during any given period of time may not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Stock Option during such period of time. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by such Stock Option terminate. Upon the exercise of SARs, the related Stock Option terminates to the extent of an equal number of shares of Common Stock.

         Upon a Participant's exercise of some or all of his or her SARs, the Participant receives in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The stock appreciation for a SAR is the difference between the exercise price specified for the related Stock Option and the fair market value per share of the underlying Common Stock on the date of exercise of the SAR. The 1994 Plan provides that the exercise price of a SAR is the (i) exercise price of the related Stock Option or (ii) the fair market value of a share of Common Stock as of the date of the Grant of the SAR, if the SAR is granted after the Stock Option and the exercise price under (i) would result in the disallowance of the Company's expense deduction upon exercise of the SAR under section 162(m) of the Code.

         A SAR is exercisable only during the period when the Stock Option to which it relates is also exercisable, provided, however, that unless an Insider (as defined in the 1994 Plan) could otherwise transfer shares of stock issued under the 1994 Plan without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended, at least six months must elapse from the date of grant of the SAR to the date of disposition of such SAR. No SARs have been granted as of May 20, 1997.

Termination of the 1994 Plan; Amendment of Options

         The Board may amend or terminate the 1994 Plan at any time, provided, however, that no amendment or termination may be made which would impair the rights of a Participant without the Participant's consent. Further, the Board may not amend the 1994 Plan without stockholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Company's Common Stock is then listed or included. The 1994 Plan will terminate on November 8, 2004, unless terminated earlier by the Board.

         A termination or amendment of the 1994 Plan that occurs after a Grant is made will not result in the termination or amendment of the Grant unless the Participant consents or unless the Compensation Committee revokes a Grant, the terms of which are contrary to applicable law. The termination of the 1994 Plan will not impair the power and authority of the Compensation Committee with respect to outstanding Grants.

Adjustment Provisions; Change in Control of the Company

         If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or
(iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin off or the Company's payment of an extraordinary dividend or distribution, then unless such event or change results in the termination of all outstanding awards under the Plan, the Compensation Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to 0.5 or greater up, and any portion of a share equal to less than 0.5 down, in each case to the nearest whole number.

Federal Income Tax Consequences

         Set forth below is a general description of the federal income tax consequences relating to Stock Options, Stock Appreciation Rights and Restricted Stock Grants under the 1994 Plan.

Incentive Stock Options

         If the requirements regarding ISOs set forth in the 1994 Plan are met, ISOs granted under the 1994 Plan will be afforded favorable federal income tax treatment under the Code. The Participant will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an ISO. Moreover, the Participant will not recognize taxable income (except alternative minimum taxable income, if applicable) and the Company will not be entitled to a deduction upon the exercise by the Participant of an ISO, provided the Participant was an employee of the Company or any of its subsidiary corporations, as defined in Section 424(f) of the Code, during the entire period from the date of grant of the ISO until three months before the date of exercise (increased to 12 months if employment ceased due to death or total and permanent disability, or if the employee dies within a limited period of time following termination of employment).

         If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed below) will apply.

         If the Participant disposes of the shares acquired under an ISO after at least two years following the date of grant of the ISO and at least one year following the date of transfer of the shares to the Participant following exercise of the ISO, the Participant will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. Any net capital gain will be treated as ordinary income, but will be taxed at a maximum rate of 28%. Any net capital loss can only be used to offset up to $3,000 per year ($1,500 per year in the case of a married individual filing separately) of ordinary income.

         If the Participant makes a disqualifying disposition of the shares (that is, disposes of the shares within two years after the date of grant of the ISO or within one year after the transfer of the shares to the Participant), but all other requirements of Section 422 of the Code are met, the Participant will generally recognize ordinary income upon disposition of the shares in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. Disqualifying dispositions of shares may also, depending upon the sales price, result in either long-term or short-term capital gain or loss under the Code rules which govern other stock dispositions.

         If the requirements of Section 422 of the Code are not met, the Company will be allowed a federal income tax deduction to the extent of the ordinary income includible in the Participant's gross income in accordance with the provisions of Section 83 of the Code (and Section 3402 of the Code, to the extent applicable) and the regulations thereunder.

         The use of shares of Common Stock received upon the exercise of an ISO to pay the exercise price in connection with the exercise of other ISOs within either the two-year or one-year holding periods described above will constitute a disqualifying disposition of the shares so used which will result in income (or loss) to the Participant and, to the extent of a recognized gain, a deduction to the Company. If, however, these holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the Participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the Participant's basis in such excess shares will equal the amount of cash paid by the Participant upon the exercise of the Stock Option, and the Participant's holding period with respect to such excess shares will begin on the date such shares are transferred to the Participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

Non-qualified Options

         All other Stock Options granted under the 1994 Plan are NQSOs and will not qualify for any special tax benefits to the Participant. Under present Treasury Regulations, the Company's Stock Options are not deemed to have a readily ascertainable value. Accordingly, a Participant will not recognize any taxable income at the time he or she is granted an NQSO and the Company will not be entitled to a deduction upon the grant of an NQSO.

         Generally, a Participant will recognize ordinary income at the time of exercise of an NQSO in an amount equal to the excess of the fair market value of the shares at the time of such exercise over the exercise price, and the Company generally will be entitled to a corresponding federal income tax deduction.

         A Participant exercising an NQSO is subject to federal income tax on the income recognized as a result of the exercise of an NQSO and federal income tax must be withheld. The Compensation Committee, in its discretion, may permit the Participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, in order to satisfy the federal income tax withholding, subject to certain restrictions set forth in the 1994 Plan. Such an election will result in a disposition of the shares which are surrendered or delivered, and an amount will be included in the Participant's income equal to the excess of the fair market value of such shares over the Participant's basis in such shares.

         If the Participant pays the exercise price in cash, the basis of the shares received by a Participant upon the exercise of an NQSO is the exercise price paid plus the amount recognized by the Participant as income attributable to such shares upon such exercise. If the exercise price is paid in cash, the Participant's holding period for such shares will begin on the day after the date on which the Participant realized income with respect to the transfer of such Stock Option shares, i.e., generally the day after the exercise date. Any net capital gain realized by the Participant upon a subsequent disposition of any such shares is subject to federal income tax on the income recognized at the ordinary income tax rates, but only up to a maximum of 28%. Any loss realized on a subsequent disposition, however, will be treated as a capital loss and thus can only be used to offset up to $3,000 per year ($1,500 in the case of a married individual filing separately) of ordinary income.

         If the Participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the Participant will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the Participant upon such exercise, will be includible in the gross income of the Participant. The Participant's basis in such excess shares will equal the sum of the cash paid by the Participant upon the exercise of the Stock Option plus any amount included in the Participant's gross income as a result of the exercise of the Stock Option, and the Participant's holding period with respect to such excess shares will begin on the day following the date of exercise.

Restricted Stock

         A Participant normally will not recognize taxable income upon the award of a Restricted Stock Grant, and the Company will not be entitled to a deduction, until such stock is transferable by the Participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the Common Stock is either transferable or is no longer subject to a substantial risk of forfeiture, the Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock at that time less any consideration paid by the Participant for such shares and the Company will be entitled to a deduction in the same amount. A Participant may, however, elect to recognize ordinary compensation income in the year the Restricted Stock Grant is awarded in an amount equal to the fair market value of the Common Stock at that time less any consideration paid by the Participant for such shares, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in the same year, provided the Company complies with the applicable withholding requirements for federal tax purposes. Any gain or loss recognized by the Participant upon subsequent disposition of the Common Stock will be capital gain or loss. If, after making the election, any Common Stock subject to a Restricted Stock Grant is forfeited, or if the market value declines during the Restriction Period, the Participant is not entitled to any tax deduction or tax refund if the Participant does not recover any consideration he or she has paid when receiving the Restricted Stock.

Stock Appreciation Rights

         The Participant will not recognize any income upon the grant of a SAR. Upon the exercise of a SAR, the Participant will recognize ordinary compensation income in the amount of both the cash and the fair market value of the shares of Common Stock received upon such exercise, and the Company is entitled to a corresponding deduction, provided the Company complies with the applicable withholding requirements for federal tax purposes. In the event that the Participant receives shares of Common Stock upon the exercise of a SAR, the shares so acquired will have a tax basis equal to their fair market value on the date of transfer, and the holding period of the shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

Tax Withholding

         No later than the date that an amount becomes includible in a Participant's gross income for federal tax purposes in connection with a Grant under the 1994 Plan, a Participant who is an employee is required to pay the Company, or make arrangements satisfactory to the Compensation Committee for the payment of, any federal, state or local taxes required to be withheld. If the Compensation Committee so permits, withholding obligations may be satisfied with shares of Common Stock, including shares of Common Stock received in connection with the grant under the 1994 Plan. The shares withheld may not exceed the Participant's maximum marginal tax rate for federal, state and local tax liabilities. To the extent permitted by law, the Company may deduct any required withholding from any payment of any kind otherwise due to the Participant. The obligations of the Company under the 1994 Plan are conditional upon the payment or arrangement for such payment of any required withholding.

Other Tax Considerations

         The 1994 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1984, as amended. The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 1994 Plan. No consideration has been given to the effects of state, local and other tax laws on the Participant or the Company.

                                                                      APPENDIX

                               USDATA CORPORATION
               AMENDED AND RESTATED 1994 EQUITY COMPENSATION PLAN

SECTION 1. Purpose; Definitions

         The purpose of the USDATA Corporation 1994 Equity Compensation Plan (the "Plan") is to provide employees (including employees who are also officers or directors), non-employee directors, and Eligible Independent Contractors (as hereinafter defined) of USDATA Corporation (the "Company") with the opportunity to receive grants of incentive stock options, nonqualified stock options, stock appreciation rights and restricted stock awards. The Company believes that the Plan will enable the Company to attract, retain and motivate its employees, non-employee directors and Eligible Independent Contractors, will encourage Plan participants to contribute materially to the growth of the Company for the benefit of the Company's stockholders, and will align the economic interests of the Plan participants with those of the stockholders.

         For the purposes of the Plan, the following terms shall be defined as set forth below:

         a. "Board" means the Board of Directors of the Company.

         b. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

         c. "Committee" means the Committee designated by the Board to administer the Plan.

         d. "Company" means USDATA Corporation, its subsidiaries or any successor organization.

         e. "Disability" means permanent and total disability within the meaning of Section 22(e)(3) of the Code.

         f. "Eligible Independent Contractor" means an independent consultant or advisor hired by the Company to provide bona fide services for the Company that are not in connection with the offer or sale of securities in a capital-raising transaction.

         g. "Employed by the Company" shall mean employment as an employee or Eligible Independent Contractor or member of the Board, so that for purposes of exercising Stock Options and Stock Appreciation Rights and satisfying conditions with respect to Restricted Stock Grants, a Participant shall not be considered to have terminated employment until the Participant ceases to be an employee, Eligible Independent Contractor or member of the Board, provided, however, that the Committee may determine otherwise as may be specified in an individual Participant's Grant Letter.

         h. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         i. "Fair Market Value" means the fair market value of the Stock as determined by the Committee in good faith based on the best available facts and circumstances at the time; provided, however, that where there is a public market for the Stock and the Stock is registered under the Exchange Act, Fair Market Value shall mean the per share or aggregate value of the Stock as of any given date, determined as follows: (i) if the principal trading market for the Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (ii) if the Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting services, as applicable and as the Committee determines.

         j. "Grant" means any Stock Option, Stock Appreciation Right or Restricted Stock award granted pursuant to the Plan.

         k. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

         l. "Insider" means a Participant who is subject to Section 16 of the Exchange Act.

         m. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         n. "Participant" means an employee, non-employee director or Eligible Independent Contractor to whom an award is granted pursuant to the Plan.

         o. "Plan" means the USDATA Corporation 1994 Equity Compensation Plan, as hereinafter amended from time to time.

         p. "Restricted Stock" means an award of shares of Stock that is subject to restrictions pursuant to Section 7 below.

         q. "Securities Act" shall mean the Securities Act of 1933, as amended.

         r. "Securities Broker" means the registered securities broker acceptable to the Company who agrees to effect the cashless exercise of an Option pursuant to Section 5(d) hereof.

         s. "Stock" means the Common Stock of the Company, par value $.01 per share.

         t. "Stock Appreciation Right" means the right, pursuant to an award granted under Section 6 below, to surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in cash and/or shares of Stock equal in value to the excess of (i) the Fair Market Value, as of the date such right is exercised and the related Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), over (ii) the aggregate exercise price of such Stock Appreciation Right (or such portion thereof).

         u. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

         v. "Termination for Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Participant has breached his or her employment or service contract, non-competition agreement or other obligation with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information.

SECTION 2. Administration

         The Plan shall be administered by a Committee which shall consist of two or more non-employee directors appointed by the Board. In the absence of the designation of a Committee to administer the Plan, the Plan shall be administered by the full Board.

         The Committee shall have the authority to:

         (a) select the Participants to whom Grants may from time to time be made hereunder;

         (b) determine the type, size and terms of the Grants to be made to each such Participant;

         (c) determine the time when the Grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability;

         (d) amend the terms of any outstanding award (with the consent of the Participant) to reflect terms not otherwise inconsistent with the Plan, including, but not limited to, amendments concerning vesting acceleration or forfeiture waiver regarding any award or the extension of a Participant's right with respect to Grants under the Plan as a result of termination of employment or service or otherwise, based on such factors as the Committee shall determine, in its sole discretion, or substitution of new Stock Options for previously granted Stock Options, including previously granted Stock Options having high option prices;

         (e) establish from time to time any policy or program to encourage or require Participants to achieve or maintain equity ownership in the Company through the use of the Plan upon such terms and conditions as the Committee may determine in its sole discretion, and thereafter to amend, modify or terminate such policy or program as the Committee may from time to time deem appropriate; and

         (f) deal with any other matters arising under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan and any Grant made under the Plan, to make factual determinations and to adopt, alter and repeal such administrative rules, guidelines, practices, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons having any interest in the Plan or in any Grants made hereunder. All power of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan.

         No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant made under it. Nothing herein shall be deemed to expand the personal liability of a member of the Board or Committee beyond that which may arise under any applicable standards set forth in the Company's Certificate of Incorporation, by-laws and Delaware law, nor shall anything herein limit any rights to indemnification or advancement of expenses to which any member of the Board or the Committee may be entitled under any applicable law, the Company's Certificate of Incorporation or by-laws, agreement, vote of the stockholders or directors, or otherwise.

SECTION 3. Stock Subject to the Plan

         (a) The aggregate number of shares of Stock that may be issued or transferred under the Plan is 2,000,000, subject to adjustment pursuant to
Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares of Stock, including shares purchased by the Company on the open market for purposes of the Plan. In the event the number of shares of Stock issued under the Plan and the number of shares of Stock subject to outstanding awards equals the maximum number of shares of Stock authorized under the Plan, no further awards shall be made unless the Plan is amended to increase the number of shares of Stock issuable and transferable hereunder or additional shares of Stock become available for further awards under the Plan. If and to the extent that Options or Stock Appreciation Rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for subsequent awards under the Plan.

         (b) If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spin off, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spin off or the Company's payment of an extraordinary dividend or distribution, then unless such event or change results in the termination of all outstanding awards under the Plan, the Committee shall preserve the value of the outstanding awards by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares subject to an outstanding award and/or the option price of each outstanding Option and Stock Appreciation Right, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .5 or greater up, and any portion of a share equal to less than .5 down, in each case to the nearest whole number.

SECTION 4. Eligibility; Participant Limitations Concerning Issuances

         All employees, non-employee directors and Eligible Independent Contractors are eligible to participate in the Plan. The maximum aggregate number of shares of Stock that shall be subject to Grants made under the Plan to any Participant shall not exceed 500,000. The terms and provisions of Grants made under the Plan may vary between Participants or as to the same Participant to whom more than one Grant may be awarded.

SECTION 5. Stock Options

         Stock Options may be granted alone, in addition to, or in tandem with other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve. Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

         The Committee shall have the authority to grant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422.

         Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, provided, however, that the option price per share for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock at the time of grant.

                  Any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation (within the meaning of Section 424 of the Code), shall have an exercise price no less than 110% of the Fair Market Value per share on the date of the grant.

         (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of stock of the Company or of a Parent or Subsidiary corporation may not have a term of more than five years. No Stock Option may be exercised by any person after expiration of the term of the Stock Option.

         (c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

         (d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised, in whole or in part at any time and from time to time during the Option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by cash, check, or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the Participant (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate); provided, however, that (i) in the case of an Incentive Stock Option, the right to make a payment in the form of unrestricted Stock already owned by the Participant may be authorized only at the time the Option is granted and (ii) the Company may require that the Stock has been owned by the Participant for the requisite period of time necessary to avoid a charge to the Company's earnings for financial reporting purposes and adverse accounting consequences to the Company with respect to the Option.

                  If specified by the Committee in the agreement governing a Stock Option at the time of grant, the Committee may, in its sole discretion, upon receipt of such Participant's written notice to exercise, elect to cash out all or part of the portion of the Stock Option to be exercised by paying the Participant an amount, in cash or

Stock, equal to the excess of the Fair Market Value of the Stock over the option price on the effective date of such cash-out.

                  To the extent permitted under the applicable laws and regulations, at the request of the Participant and if authorized by the Committee, in its sole discretion, at or after grant, the Company agrees to cooperate in a "cashless exercise" of a Stock Option. The cashless exercise shall be effected by the Participant delivering to the Securities Broker instructions to sell a sufficient number of shares of Stock to cover the cost and expenses associated therewith.

                  No shares of Stock shall be issued until full payment therefor has been made. A Participant shall not have any right to dividends or other rights of a stockholder with respect to shares subject to the Option until such time as Stock is issued in the name of the Participant following exercise of the Option in accordance with the Plan.

         (e) Stock Option Agreement. Each Option granted under this Plan shall be evidenced by an appropriate Stock Option agreement, which agreement shall expressly specify whether such Option is an Incentive Stock Option or a Non-Qualified Stock Option and shall be executed by the Company and the Participant. The agreement shall contain such terms and provisions, not inconsistent with the Plan, as shall be determined by the Committee.

         (f) Replacement Options. If an Option granted pursuant to the Plan may be exercised by an optionee by means of a stock-for-stock swap method of exercise as provided in 5(d) above, then the Committee may, in its sole discretion and at the time of the original option grant, authorize the Participant to automatically receive a replacement Option pursuant to this part of the Plan. This replacement option shall cover a number of shares determined by the Committee, but in no event more than the number of shares equal to the difference between the number of shares of the original option exercised and the net shares received by the Participant from such exercise. The per share exercise price of the replacement option shall equal the then current Fair Market Value of a share of Stock, and shall have a term extending to the expiration date of the original Option.

                  The Committee shall have the right, in its sole discretion and at any time, to discontinue the automatic grant of replacement options if it determines the continuance of such grants to no longer be in the best interest of the Company.

         (g) Non-transferability of Options. Except as provided below, no Stock Option shall be transferable by the Participant other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Participant's lifetime, only by the Participant. When a Participant dies, the representative or other person entitled to succeed to the rights of the Grantee may exercise such rights, subject to the Company receiving satisfactory proof of his or her right to receive the Grant under the Participant's will or under the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may provide, at or after Grant, that a Participant may transfer Nonqualified Stock Options pursuant to a domestic relations order or to family members or other persons or entities according to such terms as the Committee may determine.

         (h) Termination of Employment; Disability; Death

                  (i) Unless otherwise determined by the Committee at or after grant, in the event of a Participant's termination of employment (voluntary or involuntary) for any reason other than as provided below, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination or on such accelerated basis as the Committee may determine at or after grant, for a period of three months (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

                  (ii) Unless otherwise determined by the Committee at or after grant, if any Participant ceases to be employed by the Company on account of a Termination for Cause by the Company, any Stock Option held by such Participant shall terminate as of the date the Participant ceases to be employed by the Company, and the Participant shall automatically forfeit all Stock underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Participant for such Stock.

                  (iii) Unless otherwise determined by the Committee at or after grant, if a Participant's employment by the Company terminates by reason of Disability, any Stock Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

                  (iv) Unless otherwise determined by the Committee at or after grant, if any Participant dies while employed by the Company or within three months after the date on which the Participant ceases to be employed by the Company on account of termination of employment specified in Section 5(h)(i) above (or within such other period of time as may be specified by the Committee), any Stock Option held by such Participant may thereafter be exercised, to the extent then exercisable or on such accelerated basis as the Committee may determine at or after grant, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period of one year (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

          (i) Incentive Stock Option Limitation. The aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock

Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other stock option plan of the Company shall not exceed $100,000. An Incentive Stock Option shall not be granted to any person who is not an employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

         (j) Issuance of Shares. Within a reasonable time after exercise of an Option, the Company shall cause to be delivered to the Participant a certificate for the Stock purchased pursuant to the exercise of the Option.

SECTION 6. Stock Appreciation Rights

         (a) Grant and Exercise. Stock Appreciation Rights may be granted either separately or in tandem with all or part of any Stock Option granted under the Plan. The provisions of Stock Appreciation Rights awarded under the Plan need not be the same with respect to each Participant. In the case of a Non-Qualified Stock Option, such rights may be granted either at the grant of such Stock Option or at any time thereafter while the Option remains outstanding. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option. The Committee shall establish the base amount of the Stock Appreciation Rights at the time the Stock Appreciation Right is granted. Unless the Committee determines otherwise, the base amount of each Stock Appreciation Right shall be equal to the per share option price of the related Stock Option or, if there is no related Stock Option, the Fair Market Value of a share of Stock as of the date of grant of such Stock Appreciation Right.

                  A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Committee, in its sole discretion, at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

                  A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 6(b), by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

         (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate, if any, shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan.

                  (ii) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock (as of the date the Stock Appreciation Right is exercised and the related Stock Option is surrendered) over the exercise price of the Stock Appreciation Right, multiplied by the number of shares of Stock in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

                  (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Section 5(g) of the Plan.

                  (iv) A Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

SECTION 7. Restricted Stock

         (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the employees, non-employee directors or Eligible Independent Contractors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion. The provisions of Restricted Stock awards need not be the same with respect to each Participant.

         (b) Awards and Certificates. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.

                  (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

                  (ii) Awards of Restricted Stock may be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the grant date, by executing a Restricted Stock award agreement and paying whatever price (if any) is required under Section 7(b)(i).

                  (iii) Each Participant receiving a Restricted Stock award shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the USDATA Corporation 1994 Equity Compensation Plan and an Agreement entered into between the registered owner and USDATA Corporation. Copies of such Plan and Agreement are on file at the offices of USDATA Corporation."

                  (iv) The Committee shall require that the certificates evidencing such Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

         (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

                  (i) Subject to the provisions of this Plan and the Restricted Stock award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, at its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

                  (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under
         Section 3.

                  (iii) Subject to the applicable provisions of the Restricted Stock award agreement and this Section 7, upon termination of a Participant's employment with the Company for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant, subject to any payments for such shares as may be provided in the Restricted Stock award agreement.

                  (iv) The Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant's shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

                  (v) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be delivered to the Participant promptly.

SECTION 8. Withholding and Use of Shares to Satisfy Tax Obligations

         (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Participant, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Grants paid in Company Stock, the Company may require the Participant or other person receiving such Stock to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

         (b) Election to Withhold Shares. If the Committee so permits, a Participant may elect to satisfy the Company's income tax withholding obligation with respect to a Grant paid in Company Stock by having shares withheld up to an amount that does not exceed the Participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

SECTION 9. Amendments and Termination

         The Board may amend or terminate the Plan at any time and from time to time, but no amendment or termination shall be made which would impair the rights of a Participant under a Grant theretofore awarded without the Participant's consent; and provided, further, that the Board shall not amend the Plan without stockholder approval if such approval is required pursuant to the Code or the rules of any national securities exchange or over-the-counter market on which the Company's Stock is then listed or included. Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable tax laws, securities laws and accounting rules, as well as other developments.

SECTION 10. Unfunded Status of Plan

         The Plan is intended to constitute an "unfunded" plan. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

SECTION 11. General Provisions

         (a) The Committee may require each person purchasing shares pursuant to a Stock Option or receiving Stock upon the expiration of any Restriction Period under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares for investment and not with a view to distribution thereof and that such Participant will not dispose of such Stock in any manner that would involve a violation of applicable securities laws. In such event no Stock shall be issued to such Participant unless and until the Company is satisfied with such representation. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer under the Securities Act or any state securities law.

                  All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities Act, the Exchange Act, any stock exchange or over-the-counter market upon which the Stock is then listed or included, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

         (c) The adoption of the Plan shall not confer upon any Participant any right to continued employment with the Company nor shall it interfere in any way with the right of the Company to terminate its relationship with any of its employees, directors or independent contractors at any time.

          (d) At the time of grant, the Committee may provide in connection with any grant made under this Plan that (i) the shares of Stock received as a result of such grant shall be subject to a right of first refusal, pursuant to which the Participant shall be required to offer to the Company any shares that the Participant wishes to sell, with the price being the then Fair Market Value of the Stock, subject to such other terms and conditions as the Committee may specify at the time of grant; and (ii) the shares of Stock received or to be received as a result of such grant shall be subject to repurchase by the Company upon termination of employment, subject to a repurchase price and such other terms and conditions as the Committee may specify at the time of grant.

         (e) The reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment.

         (d) The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant's death are to be paid.

         (e) The Plan shall be governed by and subject to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

SECTION 12.  Effective Date and Term of Plan

         The Plan shall be effective as of November 8, 1994, subject to the consent or approval of the Company's stockholders. No Stock Option, Stock Appreciation Right or Restricted Stock award shall be granted pursuant to the Plan on or after November 8, 2004, but awards granted prior to such tenth anniversary may extend beyond that date; provided, however, that if the Plan is not approved by the unanimous consent of all stockholders or by a majority of the votes cast at a duly held meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan, within 12 months after said date, the Plan and all Grants awarded hereunder shall be null and void and no additional Grants shall be awarded hereunder.

SECTION 13.  Interpretation

          A determination of the Committee as to any question which may arise with respect to the interpretation of the provisions of this Plan or any Grants awarded thereunder shall be final and conclusive, and nothing in this Plan, or in any regulation hereunder, shall be deemed to give any Participant, his legal representatives, assigns or any other person any right to participate herein except to such extent, if any, as the Committee may have determined or approved pursuant to this Plan. The Committee may consult with legal counsel who may be counsel to the Company and shall not incur any liability for any action taken in good faith in reliance upon the advice of such counsel.

SECTION 14.  Governing Law.

         With respect to any Incentive Stock Options granted pursuant to the Plan and the agreements thereunder, the Plan, such agreements and any Incentive Stock Options granted pursuant thereto shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Delaware shall govern the operation of, and the rights of Participants under, the Plan, the agreements and any Grants awarded thereunder.

SECTION 15.  Compliance With Section 16b of the Exchange Act.

         Unless an Insider could otherwise transfer shares of Stock issued hereunder without incurring liability under Section 16b of the Exchange Act, at least six months must elapse from the date of grant of an Option, Stock Appreciation Right or

Restricted Stock award to the date of disposition of the Stock issued upon exercise of such Option or Stock Appreciation Right or grant of such Restricted Stock award.

PROXY

                              USDATA CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint Arthur R. Spector and Bill E. Newell, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me as specified on the reverse side and, in their discretion, on all other matters which may properly come before the 1997 Annual Meeting of Stockholders of USDATA Corporation to be held on June 24, 1997, and at any adjournments thereof.



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR THE AMENDMENT TO THE 1994 EQUITY COMPENSATION PLAN, AND AS THE PROXIES MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

       PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE AND
                 RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

                             -FOLD AND DETACH HERE-

                                                      Please mark
                                                      your votes as
                                                      indicated in
                                                      this example    /X/

The Board of Directors recommends a vote FOR proposals 1 and 2.

                                  WITHHELD
1. ELECTION OF DIRECTORS    FOR   FOR ALL
                            / /     / /
   Nominees:
   Arthur R. Spector
   Gary J. Anderson                       TO WITHHOLD AUTHORITY TO VOTE FOR ANY
   James W. Dixon                         INDIVIDUAL NOMINEE WHILE VOTING FOR
   Max D. Hopper                          THE REMAINDER, STRIKE A LINE THROUGH
   Jack L. Messman                        THE NOMINEE'S NAME IN THE LIST.
   Charles A. Root

                                                     FOR     AGAINST     ABSTAIN
2. Amendment to 1994 Equity Compensation Plan        / /       / /         / /

SIGNATURE(S)                                           DATE:
            --------------------------------------          ----------------
THIS PROXY MUST BE SIGNED EXACTLY AS NAME APPEARS HEREIN. Joint tenants must both sign. When signing as attorney, executor, administrator, trustee or guardian, or for a corporation or partnership, please give full title.

                             -FOLD AND DETACH HERE-

                         Your Proxy vote is important,
                  regardless of the number of shares you own.

            Whether or not you plan to attend the meeting in person, please complete, date and sign the above Proxy card and return it without delay in the enclosed envelope.


                                  USDATA LOGO